Exhibit 32.2

CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of ALLEGHENY GENERATING COMPANY (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey D. Serkes
Jeffrey D. Serkes
November 4, 2005	Principal Financial Officer